As filed with the Securities and Exchange Commission on September 12, 2003

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

V.I. TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3238476
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

134 Coolidge Avenue, Watertown, Massachusetts 02472

(Address of Principal Executive Offices)

1998 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

John R. Barr

President and Chief Executive Officer

V.I. Technologies, Inc.

134 Coolidge Avenue Watertown, MA

(617) 926-1551

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

with copies to:

William T. Whelan, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee

Common Stock, $0.01 par value	272,683 shares	$2.46	$670,800.18	$54.27
	477,317 shares	$2.45	$1,169,426.65	$94.61

	750,000 shares			$148.88

(1)	The number of shares of Common Stock, $0.01 par value per share (“Common Stock”) stated above consists of the aggregate number of additional shares not previously registered which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the V.I. Technologies, Inc. 1998 Equity Incentive Plan, as amended (the “Plan”). The maximum number of shares of Common Stock that may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, to the extent additional shares of our Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this Registration Statement is in effect, this registration statement is hereby deemed to cover all such additional shares of Common Stock.
(2)	The Plan was adopted by the Company in 1998 and was amended most recently on July 25, 2003. This registration statement registers an additional 750,000 shares issuable under the Plan. We have previously registered 2,146,690 shares (File No. 333-62927), 253,310 shares (File No. 333-87627), 600,000 shares (File No. 333-75486) and 1,000,000 shares (File No. 333-104049) under the Plan. A total of 4,750,000 shares of Common Stock have been reserved for issuance under the Plan. Options to purchase 3,510,599 are outstanding under the Plan, 477,317 shares of Common Stock remain available for grant under the Plan and 762,084 shares of Common Stock have been issued under the Plan.
(3)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which it therefore unknown, the fee is calculated on the basis of the average of the high and low sales price per share of the Common Stock on the Nasdaq National Market as of a date (September 9, 2003) within 5 business days prior to filing this Registration Statement.

Explanatory Note

This Registration Statement is filed pursuant to General Instruction E of Form S-8 in order to register additional securities of the same class as other securities for which a registration statement relating to the Plan is effective.

On September 4, 1998 (File No. 333-62927), September 23, 1999 (File No. 333-87627), December 19, 2001 (File No. 333-75486), and March 26, 2003 (File No. 333-104049), the Registrant filed a registration statement on Form S-8 to register an aggregate of 2,146,690, 253,310, 600,000 and 1,000,000 shares of Common Stock, respectively, reserved for issuance under the Plan. The filing of this Registration Statement increases the number of shares registered for issuance under the Plan by 750,000 shares. The contents of the previously filed registration statement relating to the Plan are incorporated by reference herein, except for the items that are set forth below. Pursuant to Instruction E, this Registration Statement contains such information required by Form S-8 that is not otherwise included in the previous registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 28, 2002 filed March 26, 2003.

(2)	Amendment No. 1 to the Registrant’s Annual Report on Form 10-K/A for the year ended December 28, 2002 filed April 23, 2003.

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2003 filed May 7, 2003.

(4)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2003 filed August 5, 2003.

(5)	The Registrant’s Current Report on Form 8-K, filed with the Commission on February 6, 2003.

(6)	The Registrant’s Current Report on Form 8-K, filed with the Commission on February 21, 2003.

(7)	The Registrant’s Current Report on Form 8-K, filed with the Commission on February 28, 2003.

(8)	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 9, 2003.

(9)	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 15, 2003.

(10)	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 28, 2003.

(11)	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 6, 2003.

(12)	The Registrant’s Current Report on Form 8-K, filed with the Commission on August 7, 2003.

(13)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed on May 13, 1998, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts.

Item 6.	Indemnification of Directors and Officers.

Incorporated herein by reference from Part II, Item 15 of the Registrant’s Registration Statement on Form S-2, as amended, File No. 333-102597.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated herein by reference:

4.1	Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

4.2	Certificate of Amendment of Restated Certificate of Incorporation, dated November 12, 1999. Filed as Exhibit 3.2 to the Registrant’s 2000 Annual Report on Form 10-K and incorporated herein by reference.

4.3	Certificate of Amendment of Restated Certificate of Incorporation, dated May 30, 2001, filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3 dated March 22, 2001, as amended on June 4, 2001 (Registration Statement No. 333-57418) and incorporated herein by reference.

4.4	Certificate of Amendment of Restated Certificate of Incorporation, dated March 10, 2003, filed as Exhibit 3.4 to the Registrant’s 2002 Annual Report on Form 10-K and incorporated herein by reference.

4.5	Certificate of Amendment of Restated Certificate of Incorporation, dated July 28, 2003. Filed herewith.

4.6	Amended and Restated By-laws of the Company, filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-3 dated March 22, 2001, as amended on June 4, 2001 (Registration Statement No. 333-57418) and incorporated herein by reference.

4.7	Specimen of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

5	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C as to the legality of shares being registered. Filed herewith.

23.1	Consent of KPMG LLP, Independent Auditors. Filed herewith.

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

24	Powers of Attorney (included on the signature page of this Registration Statement).

99	1998 Equity Incentive Plan. Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Watertown, Commonwealth of Massachusetts, on September 12, 2003.

V. I. TECHNOLOGIES, INC.

By:	/s/ THOMAS T. HIGGINS
Thomas T. Higgins
Executive Vice President, Operations, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John R. Barr and Thomas T. Higgins, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of V.I. Technologies, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN R. BARR John R. Barr	President, Chief Executive Officer and Director (Principal Executive Officer)	September 12, 2003

/s/ SAMUEL K. ACKERMAN Samuel K. Ackerman	Chairman of the Board of Directors	September 12, 2003

/s/ THOMAS T. HIGGINS Thomas T. Higgins	Executive Vice President, Operations and Chief Financial Officer (Principal Financial and Accounting Officer)	September 12, 2003

/s/ DAVID TENDLER David Tendler	Director	September 12, 2003

/s/ DOROS PLATIKA Doros Platika	Director	September 12, 2003

/s/ JOSEPH M. LIMBER Joseph M. Limber	Director	September 12, 2003

/s/ RICHARD A. CHARPIE Richard A. Charpie	Director	September 12, 2003

/s/ IRWIN LERNER Irwin Lerner	Director	September 12, 2003

/s/ JEREMY HAYWARD-SURRY Jeremy Hayward-Surry	Director	September 12, 2003

V. I. TECHNOLOGIES, INC.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description of Exhibit

4.5	Certificate of Amendment of Restated Certificate of Incorporation, dated July 28, 2003.

5	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C as to the legality of shares being registered.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

24	Powers of Attorney (included on the signature page of this Registration Statement).

99	1998 Equity Incentive Plan.